EXHIBIT 4.1

SENIOR NOTES INDENTURE

Dated as of December 17, 2010

Among

DARLING INTERNATIONAL INC.,

THE GUARANTORS AS SET FORTH HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

8.5% SENIOR NOTES DUE 2018

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06;7.07
	(c)	7.06;12.02
	(d)	7.06
314	(a)	4.03;12.02; 12.05
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05;12.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12;9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01
N.A. means not applicable.
*  This Cross-Reference Table is not part of this Indenture.

-i-

-ii-

-iii-

Page

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Schedule I	Payments Made in Connection with the Merger
Schedule II	Agreements with Affiliates

-iv-

INDENTURE, dated as of December 17, 2010, among Darling International Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as defined herein) and U.S. Bank National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issue of $250,000,000 aggregate principal amount of 8.5% Senior Notes due 2018 (the “Initial Notes”); and

WHEREAS, each of the Subsidiary Guarantors has duly authorized the issuance of its guarantee pursuant to which each such Subsidiary Guarantor shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and this Indenture;

NOW, THEREFORE, the Issuer, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)           any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used by the Issuer or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Interest” means all interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of Section 4.11, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value as of such redemption date of (1) the redemption price of such Note at December 15, 2014 (such redemption price being described under Section 3.07) plus (2) all required interest payments due on such Note through December 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)           a disposition of assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity); provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary that is not a Subsidiary Guarantor, the Issuer directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2)           the sale or other disposition of Cash Equivalents in the ordinary course of business;

(3)           a disposition of inventory or vehicles in the ordinary course of business;

(4)           a disposition of damaged, obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)           the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6)           an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

(7)           for purposes of Section 4.10 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries) or a disposition subject to Section 4.07;

(8)           an Asset Swap effected in compliance with Section 4.10;

(9)           sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(10)         dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $10 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $20 million in such next succeeding fiscal year);

(11)         the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(12)         dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)         the issuance by a Restricted Subsidiary of Preferred Stock that is permitted under Section 4.09;

(14)         the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(15)         any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(16)         the unwinding of any Hedging Obligations;

(17)         the sale of Permitted Investments (other than sales of Capital Stock of any Restricted Subsidiaries) made by the Issuer or any Restricted Subsidiary after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Capital Stock of the Issuer (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of cash or such Permitted Investment to the common equity capital of the Issuer; provided that any such proceeds, Permitted Investments or contributions in clauses (a) and (b) will be excluded from Section 4.07(a)(C)(ii);

(18)         the sale or other Investment of Capital Stock of, or any Investment in, any Unrestricted Subsidiary (other than the Renewable Diesel Joint Venture); provided that distributions from such Unrestricted Subsidiary have not been included in the calculation of Consolidated EBITDA for purposes of Incurring Indebtedness under Section 4.09(a)(1) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such sale;

(19)         foreclosure on assets subject to Permitted Liens;

(20)         dispositions of Investments in joint ventures (including the Renewable Diesel Joint Venture) permitted under this Indenture to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture; provided that the Net Available Cash from any such disposition (as if such disposition were treated as an Asset Disposition) is applied in accordance with the provisions of Section 4.10; and

(21)         the expiration of any option agreement with respect to real or personal property.

“Asset Swap” means a concurrent purchase and sale or exchange of Related Business Assets between the Issuer or any of its Restricted Subsidiaries and another Person; provided that the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of the contractually agreeing to such transaction) as determined in good faith by the Issuer and any cash received must be applied in accordance with Section 4.10.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

 “Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)           U.S. dollars or the currency of any country having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(2)           securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4)           certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)           commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)           interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

“Change of Control” means:

(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Issuer held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2)           the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(3)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)           the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Issuer or any Restricted Subsidiary designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Issuer and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)           if the Issuer or any Restricted Subsidiary:

(a)           has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)           has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)           if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)           the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)           Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged (including, but not limited to, through the assumption of such Indebtedness by another Person if the Issuer and its Restricted Subsidiaries are no longer liable for such Indebtedness after the assumption thereof) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)           if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act plus adjustments for pro forma cost savings which will only include annualized cost savings achievable within 180 days and which shall be itemized in an Officer’s Certificate delivered to the Trustee by the chief financial officer of the Issuer; provided that such adjustments in the aggregate shall not exceed 5% of the Consolidated EBITDA of the acquired business or assets). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)           Consolidated Interest Expense; plus

(2)           Consolidated Income Taxes; plus

(3)           consolidated depreciation expense; plus

(4)           consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets;” plus

(5)           any non-recurring or extraordinary loss; plus

(6)           other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); less

(7)           non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period); less

(8)           any non-recurring or extraordinary gain.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)           interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)           amortization of debt discount and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)           non-cash interest expense;

(4)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)           the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; provided that, with respect to the Renewable Diesel Joint Venture Indebtedness, interest expense pursuant to this clause (5) shall include only interest actually paid by the Issuer or any Restricted Subsidiary (including through the exercise of remedies under any Lien permitted in respect thereof);

(6)           costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)           the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Issuer or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)           Receivables Fees; and

(10)         the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after tax basis:

(1)           any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)           subject to the limitations contained in clauses (3), (4) and (5) of this definition, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) of this definition); and

(b)           the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary except the Renewable Diesel Joint Venture) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash (other than with a Permitted Renewable Joint Venture Investment) from the Issuer or a Restricted Subsidiary;

(2)           any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)           subject to the limitations contained in clauses (3), (4) and (5) of this definition, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)           the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)           any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)           any extraordinary gain or loss;

(5)           the cumulative effect of a change in accounting principles;

(6)           any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(7)           any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees;

(8)           any fees, expenses and charges Incurred in connection with the consummation of the Merger and related financing (other than any Consolidated Interest Expense relating thereto), including any expenses relating to the extinguishment of debt; and

(9)           effects of adjustments (including the effects of such adjustments pushed down to any Restricted Subsidiary) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Merger or any consummated acquisition or the amortization or write-off of any amounts thereof in accordance with GAAP, net of taxes.

For purposes of the foregoing, Consolidated Net Income shall not include the Consolidated Net Income of Griffin until the consummation of the Merger.

“Consolidated Net Tangible Assets” means Consolidated Total Assets after deducting:

(1)           all current liabilities;

(2)           any item representing investments in Unrestricted Subsidiaries; and

(3)           all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles.

“Consolidated Total Assets” as of any date of determination, means the total amount of assets which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facility” means, with respect to the Issuer or any Subsidiary Guarantor, one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders or investors or indentures or other agreements providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other indebtedness, in each case, as amended, restated, amended and restated, supplemented, modified, renewed, refunded, replaced in any matter (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time (including successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing, including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities to investors), and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture and whether any Credit Facility exists at any time).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary, until converted or exchanged); or

(3)           is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.10 and Section 4.14 and such repurchase or redemption complies with Section 4.07.

“DTC” means the Depository Trust Company.

“Equity Offering” means an offering for cash by the Issuer of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (w) public offerings with respect to the Issuer’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (x) an issuance to any Subsidiary, (y) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control or (z) any offering giving rise to Excluded Contributions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in exchange for the Initial Notes or initial Additional Notes pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contributions” means the Net Cash Proceeds or the fair market value of the assets (as determined conclusively by the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1)           capital contributions to its common equity capital; and

(2)           the sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Issuer is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A.

“Griffin” means Griffin Industries, Inc., a Kentucky corporation.

 “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary Guarantor.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment to its Subsidiary Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)           the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)           Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)           the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)           the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

(10)         to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to Qualified Receivables Transaction.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)           such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Goldman, Sachs & Co., BMO Capital Markets Corp. and PNC Capital Markets LLC.

“interest” with respect to the Notes means interest with respect thereto and Additional Interest, if any.

“Interest Payment Date” means June 15 and December 15 of each year.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)           Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)           endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)           an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.

For purposes of Section 4.07,

(1)           “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in good faith by the Board of Directors of the Issuer) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)           any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer; and

(3)           “Investment” will include in connection with the sale or other disposition of any Voting Stock of any Restricted Subsidiary where, after giving effect to any such sale or disposition, such entity will no longer be a Subsidiary of the Issuer, an amount, calculated on the date of any such sale or disposition, equal to the fair market value (as conclusively determined in good faith by the Board of Directors of the Issuer) of the Capital Stock of such Subsidiary not being sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc. (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside the Issuer’s control, any equivalent investment grade rating by any Rating Agency selected by the Issuer as a replacement Rating Agency), in each case, with a stable or better outlook.

“Issue Date” means December 17, 2010.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor to its Obligations under this Indenture and the Notes pursuant to Article 5.

 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Merger” means the merger of DG Acquisition Corp., a wholly-owned subsidiary of the Issuer, with and into Griffin pursuant to the Merger Agreement.

“Merger Agreement” means the agreement and plan of merger, dated November 9, 2010, by and among the Issuer, DG Acquisition Corp., Griffin Industries, Inc. and Robert A. Griffin, as shareholders’ representative (the “Shareholders’ Representative), and the rollover agreement, dated November 9, 2010, by and among the Issuer, the Shareholders’ Representative and the other parties thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition; and

(5)           any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Issuer or any Restricted Subsidiary;

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)           as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries.

“Notes” means any Note authenticated and delivered under this Indenture, including the Initial Notes.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes, including, without limitation, the Exchange Notes.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated December 3, 2010, relating to the sale of the Initial Notes.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)           a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person’s primary business is a Related Business;

(3)           cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(4)           receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           to the extent permitted by law, loans or advances to employees, officers or directors of the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business in an aggregate amount not in excess of $5.0 million outstanding at any one time (without giving effect to the forgiveness of any such loan);

(7)           extension of trade credit, loans or advances to customers, clients or suppliers in the ordinary course of business, provided that any such trade credit, loan or advance is not outstanding for more than six months;

(8)           Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or upon foreclosure or deed in lieu of foreclosure;

(9)           Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.10;

(10)           Investments in existence, or made pursuant to binding commitments existing, on the Issue Date (other than Investments in the Renewable Diesel Joint Venture which will be subject to clause (23) of this definition);

(11)           Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(12)           Investments by the Issuer or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed $25 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)           Guarantees issued in accordance with Section 4.09 (including payments thereunder);

(14)           Investments by the Issuer or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Issuer or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(15)           any Asset Swap made in accordance with Section 4.10;

(16)           Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)           Investments in inventory in the ordinary course of business;

(18)           Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and do not constitute a material portion of the assets of the entity so acquired and in the case of the Merger, such Investment was permitted by the terms of the Merger Agreement in effect on the Issue Date;

(19)           any acquisition of assets or Capital Stock solely in exchange for, or out of the Net Cash Proceeds received from, the substantially contemporaneous issuance of Capital Stock (other than Disqualified Stock) of the Issuer; provided that the amount of any such Net Cash Proceeds that are utilized for any such Investment pursuant to this clause (19) will be excluded from Section 4.07(a)(C)(ii);

(20)           endorsements of negotiable instruments and documents or for collection or deposits in the ordinary course of business;

(21)           pledges or deposits permitted under clauses (2), (5), (26) and (27) of the definition of Permitted Liens;

(22)           Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(23)           Investments of up to $115 million in the Renewable Diesel Joint Venture; and

(24)           to the extent constituting an Investment, Liens described in clause (24) of the definition of “Permitted Liens.”

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Indebtedness and other obligations under the Senior Secured Credit Agreement and Hedging Obligations and cash management arrangements with Persons or Affiliates of Persons party to the Senior Secured Credit Agreement permitted to be secured by such Liens by the Senior Secured Credit Agreement and Liens securing Guarantees of Restricted Subsidiaries of Indebtedness and other obligations of the Issuer under the Senior Secured Credit Agreement, in each case permitted to be Incurred under Section 4.09(b)(1);

(2)           pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation or regulations, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or stay and appeal bonds and other obligations of a like nature to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)           Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s, landlord’s and other like Liens incurred in the ordinary course of business;

(4)           Liens for taxes, assessments or other governmental charges overdue by more than thirty days or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)           Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)           encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)           Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)           Liens in favor of a commodity or security intermediary who holds a commodity, brokerage or, as applicable, a security account on behalf of the Issuer or a Restricted Subsidiary provided such Lien encumbers only the related account and the property held therein;

(9)           leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(10)           judgment Liens not giving rise to an Event of Default;

(11)           Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments, except Capital Stock in a Person that becomes a Restricted Subsidiary whose sole assets consist of such assets or properties) acquired, constructed or improved in the ordinary course of business provided that:

(a)           the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under Section 4.09(b)(9) and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)           such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto, provided, further, that such Liens shall not apply to any other property or asset of the Issuer or a Restricted Subsidiary (other than the proceeds and products thereof and accessions thereto, except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings secured by Liens permitted under this clause (11) or clause (28) of this definition provided by such Person or its Affiliates);

(12)           Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)           such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)           such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(13)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and consignment or bailee arrangements entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)           Liens existing on the Issue Date (other than Liens permitted under clause (1) of this definition), provided that such Lien shall not apply to any other property or asset of the Issuer or a Restricted Subsidiary (other than the proceeds and products thereof and accessions thereto, except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings secured by Liens permitted by clauses (19) or (28) of this definition provided by such Person or its Affiliates);

(15)           Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(16)           Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that (x) such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings secured by Liens permitted by this clause (16) and clauses (19) or (28) of this definition provided by such Person or its Affiliates) and (y) in the case of the Merger, such Liens were permitted by the terms of the Merger Agreement in effect on the Issue Date;

(17)           Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary that is a Subsidiary Guarantor (or if such Restricted Subsidiary is not a Subsidiary Guarantor, to the Issuer or any Restricted Subsidiary);

(18)           Liens securing the Notes and Subsidiary Guarantees and any exchange notes and related guarantees issued in an exchange offer under the Registration Rights Agreement;

(19)           Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (11), (14), (15), (16), (18) and (19) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien thereunder (except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings secured by Liens permitted by this clause (19) or clause (28) of this definition provided by such Person or its Affiliates);

(20)           Liens representing the interest of a purchaser of goods sold by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business under conditional sale, title retention, consignment or similar arrangements; provided that such Liens arise only under the applicable conditional sale, title retention, consignment or similar arrangements and such Liens only encumber the good so sold hereunder;

(21)           Liens in favor of the Issuer or any Restricted Subsidiary that is a Guarantor;

(22)           Liens under industrial revenue, municipal or similar bonds;

(23)           Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;

(24)           Liens on (a) the Capital Stock of the Renewable Diesel Joint Venture consisting of a Permitted Renewable Joint Venture Investment in favor of the Holder of (x) any Indebtedness of the Renewable Diesel Joint Venture, (y) any Guarantee of such Indebtedness otherwise permitted under Section 4.09(b)(15) or (z) any Guarantee of the commitment to make an Investment in the Renewable Diesel Joint Venture which Investment is otherwise permitted to be made under clauses (12) and (23) of the definition of “Permitted Investments” and under Section 4.07(b)(13) and (b) cash and cash equivalents to secure (x) obligations to make an Investment in the Renewable Diesel Joint Venture permitted under clauses (12) and (23) of the definition of “Permitted Investments” and under Section 4.07(b)(13) or (y) a letter of credit posted to secure obligations set forth in the foregoing clause (24)(b)(x);

(25)           Liens arising as a result of agreements to enter into a Sale/Leaseback Transaction and not securing Indebtedness; provided, that such Liens shall not extend beyond the property that is the subject of such Sale/Leaseback Transaction;

(26)           Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Indenture;

(27)           [intentionally omitted];

(28)           Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $50 million;

(29)           Liens granted in the ordinary course of business to secure (a) liabilities for premiums or reimbursement obligations to insurance carriers and (b) letters of credit, bank guarantees or similar instruments posted to support payment of items set forth in this clause (29); provided that such letters of credit, bank guarantees or similar instruments are issued in compliance with this Indenture;

(30)           Liens arising in connection with pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary and consisting of the right to apply the funds held therein to satisfy overdraft obligations incurred in the ordinary course of business of such Person, in each case, which are within the general parameters customary in the banking industry;

(31)           Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business; and

(32)           Liens on Equity Interests in Unrestricted Subsidiaries (other than the Renewable Diesel Joint Venture); provided such Liens secure Indebtedness of such Unrestricted Subsidiaries.

“Permitted Renewable Joint Venture Investments” means, without duplication, (i) any Investment in the Renewable Diesel Joint Venture made pursuant to clause (23) of the definition of “Permitted Investment” and (ii) the amount of any unreimbursed payments made pursuant to the Guarantee or the exercise of remedies under any Lien, in each case permitted under Section 4.09(b)(15).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and a line of credit, which may be irrevocable, from the Issuer or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization involving Receivables.

“Rating Agency” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of its Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Issuer or any Restricted Subsidiary makes an Investment and to which the Issuer or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Issuer (as provided in this definition) as a Receivables Entity:

(1)           no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A)           is guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B)           is recourse to or obligates the Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(C)           subjects any property or asset of the Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)           with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)           to which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off- balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)           (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)           the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4)           if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Issuer, the Subsidiary Guarantors and the Initial Purchasers and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer and the other parties thereto, as such agreements may be amended from time to time.

“Related Business” means any business which is the same as or related, ancillary or complementary to, or a reasonable extension or expansion of, any of the businesses of the Issuer and its Restricted Subsidiaries on the Issue Date or upon completion of the Merger, including, for the avoidance of doubt, the Renewable Diesel Joint Venture.

“Related Business Assets” means any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used or useful by the Issuer or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto.

“Renewable Diesel Joint Venture” means one or more joint ventures formed with an Affiliate of Valero Energy Corporation in connection with the building of a renewable diesel facility on a site adjacent to Valero Energy Corporation’s St. Charles refinery near Norco, Louisiana, including any Subsidiary thereof.

“Renewable Diesel Joint Venture Indebtedness” means any Indebtedness specified in Section 4.09(b)(15); provided that the Renewable Diesel Joint Venture is not a Restricted Subsidiary of the Issuer.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Agreement” means the Credit Agreement to be entered into among the Issuer, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with Section 4.09); provided that a Senior Secured Credit Agreement shall not (x) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (y) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Subsidiary Guarantee” means, individually, any Guarantee of the Issuer’s Obligations under the Notes and the Indenture by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Subsidiary Guarantor

“Transactions” means the transactions contemplated by the Merger Agreement, the issuance of the Notes and borrowings under the Senior Secured Credit Agreement as in effect on the closing of the Merger.

“Transfer Restricted Notes” means any Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to any redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such redemption date to December 15, 2014; provided, however, that if the period from such redemption date to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving hereunder.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided in this definition provided, that if the Renewable Diesel Joint Venture becomes a Subsidiary of the Issuer, the Renewable Diesel Joint Venture shall be an Unrestricted Subsidiary of the Issuer notwithstanding that it fails to satisfy the criteria set forth in this definition on the date it becomes a Subsidiary of the Issuer; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)           such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)           all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)           such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.07;

(4)           such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(5)           such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)           to subscribe for additional Capital Stock of such Person; or

(b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary (other than the Renewable Diesel Joint Venture, but without limiting the application of Article 4 to the Renewable Diesel Joint Venture) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could Incur at least $1.00 of additional Indebtedness under Section 4.09(a) on a pro forma basis taking into account such designation.

“U.S.” means the United States of America.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.02	Other Definitions.

Term	Defined in Section

“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.11(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer”	4.10(b)
“Asset Disposition Offer Amount”	4.10(c)
“Asset Disposition Offer Period”	3.09(b)
“Asset Disposition Purchase Date”	3.09(b)
“Authentication Order”	2.02(c)
“Automatic Exchange”	2.3(j) of Appendix A
“Automatic Exchange Date”	2.3(j) of Appendix A
“Automatic Exchange Notice”	2.3(j) of Appendix A
“Automatic Exchange Notice Date”	2.3(j) of Appendix A
“Change of Control Offer”	4.14(b)
“Change of Control Payment”	4.14(b)(1)
“Change of Control Payment Date”	4.14(b)(2)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“cross acceleration”	6.01(a)(6)(A)
“Definitive Notes Legend”	2.3(e) of Appendix A

Term	Defined in Section

“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(b)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“payment default”	6.01(a)(6)(A)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Payments”	4.07(a)
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(e)(1)
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(b)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(6)           “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(7)           provisions apply to successive events and transactions;

(8)           unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(9)           the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(10)           “including” means including without limitation;

(11)           references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(12)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

Section 1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05	Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Subsidiary Guarantors.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Subsidiary Guarantors, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders, but the Issuer shall have no obligation to do so; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) of this Section 1.05.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)           The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(2).  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

(g)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)           Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary, that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)           The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)           With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 45th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)           Provisions relating to the Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Disposition Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02	Execution and Authentication.

(a)           At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)           A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)           On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.

(d)           The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03	Registrar and Paying Agent.

(a)           The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)           The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.  The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)           The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)           To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(d)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)           Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g)           Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)           At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met.  If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08	Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)           If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)           If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)           If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuer of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)           Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Issuer elects to redeem the Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.  If any such redemption is subject to compliance with a condition permitted by this Indenture, such Officers’ Certificate shall certify that such condition has been complied with or shall certify, if such is the case, any conditions to be complied with, and the Issuer shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)           If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, and in accordance with the procedures of the Depositary in the case of Global Notes.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)           The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)           After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)           Subject to Section 3.09, the Issuer shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.

(b)           The notice shall identify the Notes (including CUSIP and/or ISIN number) to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price if then ascertainable, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)           if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c)           At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)           No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption or purchase date.  The Paying Agent shall promptly pay to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)           If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase, whether or not such Notes are presented for payment.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a)           At any time prior to December 15, 2014, the Issuer may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder or otherwise in accordance with the procedures of the Depositary, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium and accrued and unpaid interest, if any, to the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption date.  Promptly after the determination thereof, the Issuer shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b)           Until December 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that (1) at least 65% of the sum of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; and (2) such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c)           Except pursuant to Section 3.07(a) or (b), the Notes shall not be redeemable at the Issuer’s option prior to December 15, 2014.

(d)           On and after December 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in this Section 3.07(d), plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2014	104.250%
2015	102.125%
2016 and thereafter	100.000%

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)           The Issuer or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08	Mandatory Redemption.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offers to Repurchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 4.10, the Issuer is required to commence an Asset Disposition Offer, the Issuer will follow the procedures specified in this Section 3.09.

(b)           The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness required to be purchased pursuant to Section 4.10(c).

(c)           If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Disposition Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date and no additional interest will be payable on Notes tendered and purchased from Holders on the Asset Purchase Date.

(d)           Upon the commencement of an Asset Disposition Offer, the Issuer shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of DTC) to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer.  The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness.  The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1)           that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Disposition Offer shall remain open;

(2)           the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3)           that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)           that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)           that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(7)           that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness tendered and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of $2,000 shall be purchased in part; and

(9)           that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(e)           On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Issuer will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or Holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(f)           The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09 or Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

(g)           Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a)           The Issuer will pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon, New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)           The Issuer shall pay all Additional Interest, if any, in the same manner as interest at the stated rate in the Notes and on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuer is required to pay Additional Interest, the Issuer shall provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer.  The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(c)           The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03	Reports and Other Information.

(a)           Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, to the extent permitted by the Exchange Act, the Issuer will file with the SEC, and make available to the Trustee and the Holders, without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms. In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms.

(b)           If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and the Consolidated EBITDA of the Unrestricted Subsidiaries taken together exceeds 5% of the Consolidated EBITDA of the Issuer, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing, the Issuer shall comply with the separate financial information requirements for Subsidiary Guarantors and non-guarantor subsidiaries (including any Unrestricted Subsidiaries) contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC.

(c)           In addition, the Issuer and the Subsidiary Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this Section 4.03, the Issuer and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this Section 4.03 if it has filed such reports with the SEC via the EDGAR or IDEA filing system and such reports are publicly available.

(d)           The filing requirements set forth in this Section 4.03 for the applicable period may be satisfied by the Issuer prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this Section 4.03(d) shall not supersede or in any manner suspend or delay the Issuer’s reporting obligations set forth in paragraphs (a) through (c) of this Section 4.03.

Section 4.04	Compliance Certificate.

(a)           The Issuer and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the Trust Indenture Act) will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Subsidiary Guarantor are taking or propose to take with respect thereto).

(b)           When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than thirty Business Days following the occurrence thereof) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Issuer and its Subsidiaries taken as a whole or to Holders.

Section 4.06	Stay, Extension and Usury Laws.

The Issuer and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Limitation on Restricted Payments.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)           declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of the Issuer’s or its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(A)           dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer; and

(B)           dividends or distributions payable to the Issuer or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Holders of Capital Stock (other than Disqualified Stock) on a pro rata basis, taking into account the relative preferences, if any, of the various classes of Capital Stock in such Restricted Subsidiaries);

(2)           purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3)           make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Issuer owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Issuer or any other Subsidiary Guarantor permitted under Section 4.09(b)(3) or (y) the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)           make any Restricted Investment in any Person,

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, payments, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(A)	a Default shall have occurred and be continuing (or would result therefrom);

(B)	the Issuer is not able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)
the aggregate amount of such Restricted Payment, all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (4), (7) and (9) of Section 4.07(b) but including Restricted Payments made pursuant to all other clauses of Section 4.07(b)) and Permitted Renewable Joint Venture Investments would exceed the sum of:

(i)           50% of (i) Consolidated Net Income for the period (treated as one accounting period) from the end of the fiscal quarter preceding the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit) and (ii) any dividends received by the Issuer or a Wholly-Owned Subsidiary of the Issuer that is a Subsidiary Guarantor after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in Consolidated Net Income for such periods or otherwise included in clause (iv) below;

(ii)           100% of the aggregate Net Cash Proceeds and/or, other than in connection with the Transactions, the fair market value (as determined in good faith by the Board of Directors of the Issuer and specified in an Officer’s Certificate delivered to the Trustee) of Related Business Assets or Capital Stock (other than Disqualified Stock) of a Person that becomes a Restricted Subsidiary engaged in a Related Business, in each case received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (in each case, other than an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), excluding in any event Excluded Contributions and Net Cash Proceeds received by the Issuer from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under Section 3.07(b);

(iii)           the amount by which Indebtedness of the Issuer or its Restricted Subsidiaries is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair market value of any other property, distributed by the Issuer upon such conversion or exchange);

(iv)           the amount equal to the net reduction in Restricted Investments made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from:

(x)
repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an purchaser (other than the Issuer or a Restricted Subsidiary of the Issuer), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(y)
the (i) redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, (ii) merger or consolidation of Unrestricted Subsidiaries into the Issuer or any of its Restricted Subsidiaries or (iii) transfer (other than by lease) of all or substantially all of the Unrestricted Subsidiaries’ assets to the Issuer or any of its Restricted Subsidiaries after the Issue Date (valued in each case as provided in the definition of “Investment”), in each case not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

(b)           The provisions of Section 4.07(a) will not prohibit:

(1)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the Net Cash Proceeds of (i) the substantially contemporaneous contribution to the common equity capital of the Issuer or (ii) the substantially concurrent sale of Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (C)(ii) of Section 4.07(a);

(2)           any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;

(3)           any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;

(4)           so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 4.10 below;

(5)           dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(6)           so long as no Default or Event of Default has occurred and is continuing,

(A)           the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer held by any existing or former director, officer, employees or management or consultant of the Issuer or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, were received for services related to, or for the benefit of, the Issuer and its Restricted Subsidiaries; and provided further that such redemptions or repurchases pursuant to this clause will not exceed $3.0 million in the aggregate during any calendar year plus the excess, if any, of $3.0 million over the aggregate amount of such redemptions or repurchases in the prior calendar year and $12 million in the aggregate for all such redemptions and repurchases, plus the amount of any capital contributions to the Issuer as a result of sales of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Issuer or any direct or indirect parent of the Issuer to such persons (provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (C)(ii) of Section 4.07(a); and

(B)           to the extent permitted by law, loans or advances to employees, officers or directors of the Issuer or any Subsidiary of the Issuer the proceeds of which are used to purchase Capital Stock of the Issuer, in an aggregate amount not in excess of $5.0 million outstanding at any one time (without giving effect to the forgiveness of any such loan);

(7)           so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or Preferred Stock of any Subsidiary Guarantor issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(8)           repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise, provided that the amount of such withholding taxes shall reduce the amount set forth in clause (6) of this Section 4.07(b);

(9)           any payments made in connection with the Merger pursuant to the Merger Agreement and any other agreements or documents related to the Merger and set forth on Schedule I to this Indenture (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum;

(10)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(11)           the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than the Renewable Diesel Joint Venture or Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); provided that distributions from such Unrestricted Subsidiaries have not been included in the calculation of Consolidated EBITDA for purposes of Incurring Indebtedness under Section 4.09(a)(1) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such distribution;

(12)           Restricted Payments that are made with Excluded Contributions; and

(13)           so long as no Default has occurred and is continuing, Restricted Payments in an amount not to exceed $15 million;

(c)           The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively in good faith by the Board of Directors of the Issuer whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, and addressed to the Trustee, if such fair market value is estimated in good faith by the Board of Directors of the Issuer to exceed $10 million.

Section 4.08	Limitation on Restrictions on Distribution From Restricted Subsidiaries.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Issuer or its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)           make any loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)           transfer any of its property or assets to the Issuer or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)           The preceding provisions will not prohibit:

(1)           any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Notes, the Exchange Notes, the Subsidiary Guarantees and the Senior Secured Credit Agreement (and related documentation) in effect on the Issue Date;

(2)           any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Issuer or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;

(3)           any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.08(b) or this clause (3) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1) or (2) of this Section 4.08(b) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing are not materially less favorable, taken as a whole, as determined in good faith by the Issuer, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(4)           in the case of clause (3) of Section 4.08(a), any encumbrance or restriction;

(i)             that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(ii)            contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)           pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(5)           (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.08(a) on the property so acquired;

(6)           any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, as determined in good faith by the Board of Directors of the Issuer, are necessary to effect such Qualified Receivables Transaction;

(7)           any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)           any customary provisions in joint venture agreements relating to joint ventures including, without limitation, the Renewable Diesel Joint Venture, and other similar agreements entered into in the ordinary course of business;

(9)           restrictions on cash and other deposits or net worth provisions in leases and other agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(10)         encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(11)           encumbrances or restrictions contained in indentures or debt instruments or other debt agreements Incurred or Preferred Stock issued by Restricted Subsidiaries subsequent to the Issue Date and permitted pursuant to Section 4.09 provided that such encumbrances and restrictions with respect to such Restricted Subsidiary contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Board of Directors of the Issuer).

Section 4.09	Limitation on Indebtedness.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and after giving effect thereto on a pro forma basis:

(1)            the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries is at least 2.0 to 1.0; and

(2)            no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b)           The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1)            Indebtedness of the Issuer or any Subsidiary Guarantor Incurred pursuant to a Credit Facility, together with the principal component of amounts outstanding under Qualified Receivables Transactions, in an aggregate principal amount up to $725 million at any one time outstanding;

(2)            Guarantees by (x) the Issuer or Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture, provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, and (y) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of this Indenture;

(3)            Indebtedness of the Issuer owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary (other than a Receivables Entity); provided, however

(a)	if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)
if a Subsidiary Guarantor is the obligor on such Indebtedness and the Issuer or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c)
 (i)            any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary (other than a Receivables Entity) of the Issuer; and

(ii)           any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary (other than a Receivables Entity) of the Issuer;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be.

(4)      Indebtedness represented by (a) the Notes issued on the Issue Date, the Subsidiary Guarantees and the related exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11), (14) and (15) of this Section 4.09(b)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a);

(5)      Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that (x) at the time such Restricted Subsidiary is acquired by the Issuer (other than in connection with the Merger), the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries would be at least equal to the greater of (A) 1.75 to 1.0 and (B) such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction and (y) in the case of the Merger, such Indebtedness is permitted by the terms of the Merger Agreement as in effect on the Issue Date,

(6)           obligations providing for working capital adjustments or other payments pursuant to the Merger Agreement as in effect on the Issue Date;

(7)           Indebtedness in connection with Qualified Receivables Transactions;

(8)           Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness Incurred in accordance with this Indenture; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodities;

(9)           the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments, in each case Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments, except Capital Stock in a Person that becomes a Restricted Subsidiary whose sole assets consist of such assets or properties) acquired, constructed, repaired or improved in the ordinary course of business of the Issuer or such Restricted Subsidiary, and Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (9), not to exceed the greater of (x) 5% of Consolidated Net Tangible Assets or (y) $50 million at any time outstanding;

(10)         Indebtedness Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or unemployment, property, casualty or liability insurance and premiums related thereto, self-insurance obligations, performance, customs, surety and similar bonds and completion guarantees provided by the Issuer or a Restricted Subsidiary in the ordinary course of business:

(11)         to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Issuer or any Restricted Subsidiary;

(12)         to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(13)         Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(14)         cash management obligations and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(15)         Indebtedness in the form of (a) Guarantees of Indebtedness of the Renewable Diesel Joint Venture; provided that the aggregate principal amount of the Indebtedness so guaranteed pursuant to such Guarantee shall not exceed $150 million at any one time outstanding, (b) Guarantees of the obligation to make an Investment in the Renewable Diesel Joint Venture which Investment is otherwise permitted to be made under clauses (12) and (23) of the definition of “Permitted Investments” and clause (13) of Section 4.07(b), (c) Liens on the Capital Stock of the Renewable Diesel Joint Venture consisting of a Permitted Renewable Joint Venture Investment in favor of the Holder of any Indebtedness of the Renewable Diesel Joint Venture and/or the Guarantee set forth in the foregoing clause (15)(a) and (d) Liens on cash and cash equivalents to secure (x) obligations to make an Investment in the Renewable Diesel Joint Venture permitted under clauses (12) and (23) of the definition of “Permitted Investments” and clause (13) of Section 4.07(b) or (y) a letter of credit posted to secure obligations set forth in the foregoing clause (15)(d)(x);

(16)           to the extent constituting Indebtedness, obligations under any take-or-pay obligations contained in supply arrangements Incurred in the ordinary course of business;

(17)           all obligations of the Issuer or any Restricted Subsidiary for the reimbursement of any obligor on any letter of credit, banker’s acceptance, surety bond or similar credit transaction; provided that if at any time after the issuance of such letter of credit, banker’s acceptance, surety bond or other similar credit transaction there is a drawing thereunder, such drawing must, as of the date thereof, then otherwise be permitted pursuant to this covenant; and

(18)           in addition to the items referred to in clauses (1) through (17) above, Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (18) and then outstanding, will not exceed $25 million at any time outstanding.

(c)           The Issuer will not Incur any Refinancing Indebtedness under clause (4) of Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuer unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Refinancing Indebtedness under clause (4) of Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor or a Foreign Subsidiary) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Issuer or a Subsidiary Guarantor.

(d)           For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1)           subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 4.09(a) and (b), the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)           all Indebtedness outstanding on the Issue Date, or if later, the closing date of the Merger, under the Senior Secured Credit Agreement shall be deemed Incurred under clause (1) of Section 4.09(b) and not Section 4.09(a) or clause (4) of Section 4.09(b);

(3)           Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)           if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of Section 4.09(b) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)           the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)           Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(7)           the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount; and

(8)             the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Issuer will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness (other than the Renewable Diesel Joint Venture Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Debt. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness with respect to the Renewable Diesel Joint Venture (unless the Renewable Diesel Joint Venture is a Restricted Subsidiary subject to the limitations set forth under this Section 4.09) other than the Renewable Diesel Joint Venture Indebtedness. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Issuer shall be in Default of this Section 4.09).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus related fees, premiums and expenses). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10	Asset Sales.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)           the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Issuer (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)           at least 75% of the consideration from such Asset Disposition received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or such Restricted Subsidiary, as the case may be:

(A)           first, to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness) to prepay, repay or purchase Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Subsidiary Guarantor) (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

(B)           second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Issuer or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (or enter into a definitive agreement for such investment that is consummated within 455 days after the receipt of any such Net Available Cash);

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(b)           Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Section 4.10(a) will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition (or such later date permitted in clause 3(B) of Section 4.10(a)), if the aggregate amount of Excess Proceeds exceeds $15 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) in accordance with Section 3.09 and this Section 4.10 to all Holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all Holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required by Section 3.10, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary in the foregoing, the Issuer may commence an Asset Disposition Offer prior to the expiration of 365 days after the occurrence of an Asset Disposition (or such later date after giving effect to the provision in clause 3(B) of Section 4.10(a), provided that such Asset Disposition Offer complies with all applicable securities laws and regulations).

(c)           The Asset Disposition Offer will remain open for the Asset Disposition Offer Period. No later than the Asset Disposition Purchase Date, the Issuer will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 4.10(c) (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

(d)           Pending the final application of any Net Available Cash pursuant to this Section 4.10, the Holder of such Net Available Cash may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Cash in Cash Equivalents.

(e)           For the purposes of Section 4.10, the following will be deemed to be cash:

(1)           the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Issuer or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Subsidiary Guarantor) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Issuer will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(A) of Section 4.10(a)); and

(2)           securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash.

(f)           The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps unless, in the event such Asset Swap involves the transfer by the Issuer or any Restricted Subsidiary of assets having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer) in excess of $20 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Issuer.

Section 4.11	Transactions with Affiliates.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1)           the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)           in the event such Affiliate Transaction involves an aggregate consideration in excess of $10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)           in the event such Affiliate Transaction involves an aggregate consideration in excess of $30 million, the Issuer has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)           Section 4.11(a) will not apply to:

(1)           any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.07 and the definition of “Permitted Investments”; provided that any such Permitted Investment complies with clause (2) of Section 4.11(a);

(2)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees of the Issuer and its Restricted Subsidiaries approved by the Board of Directors of the Issuer;

(3)           to the extent permitted by law, loans or advances to employees, officers or directors of the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $5.0 million outstanding at any one time (without giving effect to the forgiveness of any such loan);

(4)           any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.09;

(5)           transactions in the ordinary course of business between the Issuer or any of its Restricted Subsidiaries and any Person, including the Renewable Diesel Joint Venture, in which the Issuer or any of its Restricted Subsidiaries owns any Capital Stock; provided (i) such transaction is on terms that are no less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, (ii) such Person is an Affiliate of the Issuer or such Restricted Subsidiary solely as a result of the Issuer or such Restricted Subsidiary’s ownership of the Capital Stock in such Person, (iii) no holder of Capital Stock in such Person (other than the Issuer or such Restricted Subsidiary) is an Affiliate of the Issuer or any of its Subsidiaries and (iv) such transaction otherwise complies with clause (2) of Section 4.11(a);

(6)           the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers and directors of the Issuer or any Restricted Subsidiary;

(7)           the existence of, and the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any of its Restricted Subsidiaries or Griffin or its Subsidiaries is a party as of or on the Issue Date and identified on Schedule II to this Indenture, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Notes than the terms of the agreements in effect on the Issue Date;

(8)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(9)           any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith;

(10)           sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(11)           any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided, that (x) such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger) and (y) in the case of the Merger, such agreement was permitted by the terms of the Merger Agreement in effect on the Issue Date;

(12)           the consummation of the transactions contemplated by the Merger Agreement, including the payment of all fees and expenses related thereto;

(13)           any transaction on arm’s length terms with non-Affiliates that become Affiliates as a result of such transaction; and

(14)           transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing stating that the terms of such transaction are not materially less favorable than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.

Section 4.12	Limitation on Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or Incur any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of its Subsidiaries) or income or profits therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Section 4.13	Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.14	Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)           Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Issuer will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)           that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Change of Control Payment Date (the “Change of Control Payment”);

(2)           the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that Notes must be tendered in multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)           that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the third Business Day preceding the Change of Control Payment Date notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)           that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(8)           the other instructions, as the procedures determined by the Issuer, consistent with this Section 4,14, that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(c)           On or prior to the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer in accordance with this Section 4.14.

(d)           A Change of Control Offer may be made in advance of a Change of Control, conditioned upon consummation of the Change of Control, if a definitive agreement is in effect at the time of making such Change of Control Offer that, when consummated in accordance with its terms, will result in a Change of Control, provided that such Change of Control Offer complies with all applicable securities laws or regulations.

(e)           The paying agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f)           If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders on Notes tendered or purchased pursuant to the Change of Control Offer.

(g)           The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; or (ii) notice of redemption to redeem the Notes in full has been given pursuant to this Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(h)           The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

(i)           Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15	Additional Subsidiary Guarantees.

After the Issue Date, the Issuer will cause each Restricted Subsidiary (other than a Foreign Subsidiary or a Receivables Entity) which, individually or in the aggregate, Incurs Indebtedness (other than Renewable Diesel Joint Venture Indebtedness, Indebtedness owed to the Issuer or another Subsidiary Guarantor, or Indebtedness consisting solely of Guarantees by a domestic Restricted Subsidiary of Indebtedness of a Foreign Subsidiary whose sole assets are the Capital Stock of or other Investments in the Foreign Subsidiary whose Indebtedness is being guaranteed) in excess of $50 million, to execute and deliver to the Trustee within 10 Business Days a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will, among other things, unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior basis.

Section 4.16	Effectiveness of Covenants

(a)           Following the first day:

(1)           the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(2)           no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b)           If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency (such date, a “Reversion Date”), then the Suspended Covenants will thereafter be reinstated as if such covenant had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both Rating Agencies); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the Suspended Covenants remained in effect during such period. The period of time between the occurrence of a Covenant Suspension Event and a Reversion Date is referred to as the “Suspension Period.”

(c)           During any Suspension Period, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(d)           On a Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.09(a) or clauses (1) through (18) of Section 4.09(b) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be permitted to be incurred pursuant to Section 4.09(a) or clauses (1) through (18) of Section 4.09(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(4). Calculations made after a Reversion Date of the amounts available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and throughout any Suspension Period. Accordingly, Restricted Payments made during such Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a). However, no Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuer or any of the Restricted Subsidiaries during the Suspension Period relating to any Suspended Covenant (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

(e)           As soon as reasonably practical following a Covenant Suspension Event or Reversion Date, the Issuer shall provide to the Trustee an Officers’ Certificate setting forth the Suspended Covenants that have been affected upon such Covenant Suspension Event or Reversion Date, as the case may be.

Section 4.17	Limitation on Lines of Business.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           The Issuer will not consolidate with or merge with or into, or sell, lease, convey, assign, transfer, or otherwise dispose of all or substantially all its property and assets in one or more related transactions to, any Person, unless:

(1)           the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation or a limited liability company, provided that in the case the Successor Company is a limited liability company there shall be a corporate co-issuer, in each case organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and will expressly assume, by written agreement, all the obligations of the Issuer under the Registration Rights Agreement;

(2)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a) or the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(4)           each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) of Section 5.01(b) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and shall have, by written agreement, confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Notwithstanding clause 5.01(a)(3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Issuer, the Issuer will not be required to comply with Section 5.01(a)(5).

(b)           The Issuer will not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than another Subsidiary Guarantor) and will not permit the conveyance, transfer, lease or other dispositions of all or substantially all of the property or assets of any Subsidiary Guarantor in one or more related transactions to any Person (other than to another Subsidiary Guarantor) unless:

(1)           (a) if such entity shall remain a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia or any other jurisdiction in which the predecessor Subsidiary was organized; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; (c) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Notes and its Subsidiary Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, and (d) the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2)           the transaction is made in compliance with the covenant described in Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer or merge with another Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia.

Section 5.02	Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor Person, formed by such consolidation or into or with which the Issuer, is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor entity and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein shall be released from its obligations under the Indenture except that, in the case of a lease of all or substantially all the assets of the Issuer, the predecessor Person shall not be released from the obligation to pay the principal, premium, if any, and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

(a)           Each of the following is an Event of Default (an “Event of Default”):

(1)           default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2)           default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)           failure by the Issuer or any Subsidiary Guarantor to comply with its obligations under Section 5.01;

(4)           failure by the Issuer or any Subsidiary Guarantor to comply for 30 days after notice as provided below with any of its obligations under Section 4.10 or under Section 4.14 above (in each case, other than a failure to purchase Notes which constitutes an Event of Default under clause (2) above);

(5)           failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice as provided below with any of its obligations described under Article 4 or any of its other agreements contained in this Indenture (other than a failure to comply with Section 5.01, which constitutes an Event of Default under clause (3) above, and with obligations under Section 4.10 or Section 4.14, each of which constitutes an Event of Default under clause (4) above);

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(A)           is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(B)           results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(7)           (i) The Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary:

(A)           commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(B)           consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)           consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)           makes a general assignment for the benefit of its creditors; or

(E)           generally is not paying its debts as they become due;

or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)           appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C)           orders the liquidation, dissolution or winding up of the Issuer, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)           failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has not denied coverage), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)           any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

(b)           A default under clauses (4) and (5) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (4) and (5) of Section 6.01(a) after receipt of such notice.

(c)           A default under clause (6) of Section 6.01(a) in respect of the Renewable Diesel Joint Venture Indebtedness will not constitute an Event of Default unless and until the Issuer or any of its Restricted Subsidiaries fails to make payments in respect of any Guarantee relating to such Indebtedness in accordance with its terms; provided that the provisions of this sentence shall not apply to any other Indebtedness of the Issuer or its Restricted Subsidiaries as to which a payment default or cross acceleration occurs as a result of a default in respect of the Renewable Diesel Joint Venture Indebtedness.

Section 6.02	Acceleration.

(a)           If an Event of Default (other than an Event of Default described in clause (7) of Section 6.01(a)) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the Holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b)           If an Event of Default described in clause (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)           The Holders of a majority in principal amount of the outstanding Notes rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1)           a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Disposition Offer or a Change of Control Offer); and

(2)           a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Disposition Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee or any Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(1)           to the Trustee, such Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)           to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3)           to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantor.

(f)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03	Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06	Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each June 15, beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b)           A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07	Compensation and Indemnity.

(a)           The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.  The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.

(b)           The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Subsidiary Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer has been materially prejudiced thereby.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c)           The obligations of the Issuer and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium and interest on particular Notes.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08	Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 or Section 310 of the Trust Indenture Act;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a receiver or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)           As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

(a)           There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)           This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a)           Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02(a), and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)           the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)           this Section 8.02.

(b)           Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default and the Guarantees in effect at such time shall terminate as provided in Section 10.06.

(c)           Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.17 and Section 5.01(a)(3), on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(3) (only with respect to Section 5.01(a)(3)), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements of the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary) and 6.01(a)(9), in each case shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

(a)           The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary exceptions and exclusions,

(A)           the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)           since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary exceptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Agreement or any other material agreement or material instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;

(5)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)           the Issuer has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer, any Subsidiary Guarantor or others;

(7)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary exceptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with (including setting forth calculations to confirm compliance with clause (1) above); and

(8)           the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) above).

Section 8.05	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)           The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, as provided in an Officers’ Certificate, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a)           Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes to:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for the assumption by a successor entity of the obligations of the Issuer or any Subsidiary Guarantor under this Indenture;

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4)           provide for the issuance of Additional Notes;

(5)           add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(6)           secure the Notes or confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by, and made in accordance with, this Indenture;

(7)           add to the covenants of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(8)           provide additional rights or benefits of the Holders of the Notes;

(9)           make any change that does not adversely affect, in any material respect, the rights of any Holder;

(10)           comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(11)           provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(12)           provide for the issuance of Exchange Notes in an Exchange Offer pursuant to a Registration Rights Agreement which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(13)           conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees.

(b)           Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           After an amendment or supplement under this Section 9.01 becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition on the date hereof of Griffin and its Subsidiaries as a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 9.02	With Consent of Holders.

(a)           Except as provided in Section 9.01, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and any Subsidiary Guarantee with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)           Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(c)           The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  However, the failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e)           Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)           reduce the principal of or extend the Stated Maturity of any Note;

(4)           reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under Section 3.07 or Section 4.10, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)           waive or modify the Issuer’s obligation to make an offer to repurchase the Notes, or reduce the premium payable upon the repurchase of any Note or change the time at which any Note may be repurchased as described above under Section 4.14, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise unless such amendment, waiver or modification shall be in effect prior to the earlier of the execution of a definitive agreement that will give rise to a Change of Control and the occurrence of a Change of Control;

(6)           make any Note payable in money other than that stated in the Note;

(7)           impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(9)           modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.

Section 9.03	Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04	Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)           The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05	Notation on or Exchange of Notes.

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition on the date hereof of Griffin and its Subsidiaries as a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 9.07	Payment for Consent.

Neither the Issuer nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.

(a)           Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)           Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(f)           Unless and until released in accordance with Section 10.06, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02	Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

(a)           To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture hereto in substantially the form of Exhibit C hereto, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an Officer or person holding an equivalent title.

(b)           Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

(c)           If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantees shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

(e)           If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

Section 10.04	Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Subsidiary Guarantees.

(a)           A Subsidiary Guarantee by a Subsidiary Guarantor shall be unconditionally released and discharged in the event:

(1)           a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Issuer or a Restricted Subsidiary of the Issuer (other than a Receivables Entity) if (x) such sale or disposition is made in compliance with Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with Section 4.10 needs to be applied in accordance therewith at such time) and Article 5 and (y) all of the Obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Issuer or its Restricted Subsidiaries terminate upon consummation of such transaction;

(2)           upon the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Issuer and the Subsidiary Guarantors under the Senior Secured Credit Agreement and all other Indebtedness of the Issuer and its Restricted Subsidiaries, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture, except a discharge or release by or as a result of payment under such Guarantee; provided that if such Person has Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 4.09, such Subsidiary Guarantor’s obligations under such Indebtedness so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 4.09;

(3)           upon the proper designation in accordance with this Indenture of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4)           upon the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with Article 11.

(b)           Prior to the effectiveness of any release and discharge under this Section 10.06, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

(c)           At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

(a)           This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

(1)           all Notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)           (A)           all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)           no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any Credit Facility or any other material agreement or instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;

(C)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)           the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)           In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied (including setting forth the calculations to confirm compliance with Section 11.01(a)(2)(A)).

Section 11.02	Application of Trust Money.

(a)           Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or a Subsidiary of the Issuer) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)           If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 12.02	Notices.

(a)           Any notice or communication to the Issuer, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Subsidiary Guarantor:

c/o Darling International Inc.
251 O’Connor Ridge
Suite 300
Irving, Texas 75039
Fax No.: (972) 281-4449
Attention: Executive Vice President–Finance and Administration

with a copy to:
Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Fax No: (214) 746-7777
Email: mary.korby@weil.com
Attention: Mary Korby

if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107
Fax No.: (651) 495-8096
Email: raymond.haverstock@usbank.com
Attention: Raymond Haverstock

The Issuer, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective only upon actual receipt thereof.

(c)           Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)           Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)           The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)           Except as provided above, if a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)           If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been complied with provided that no Opinion of Counsel shall be required in connection with the addition on the date hereof of Griffin and its Subsidiaries as a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Trust Indenture Act Section 314(a)(4)) shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate, certificates of public officials or reports or opinions of experts as to matters of fact); and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantors, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08	Governing Law.

THIS INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09	Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12	Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.13	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.18	Qualification of Indenture.

The Issuer and the Subsidiary Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Subsidiary Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Issuer and the Subsidiary Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

[Signatures on following page]

DARLING INTERNATIONAL INC.

By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

DARLING NATIONAL LLC

By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

Signature Page to Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Signature Page to Indenture

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1            Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear or Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is also not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Automatic Exchange”	2.3(j)
“Automatic Exchange Date”	2.3(j)
“Automatic Exchange Notice”	2.3(j)
“Automatic Exchange Notice Date”	2.3(j)
“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1            Form and Dating

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b)  Global Notes.  Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture.  One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution.  Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period.  The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) of this Appendix A.

(c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

2

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)  Definitive Notes.  Except as provided in Section 2.3 or 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2             Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $250,000,000, (b) subject to the terms of the Indenture, Additional Notes, (c) the Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto and (d) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Unrestricted Global Notes.

Section 2.3             Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

3

(A)  if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)  if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)  if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i) of this Appendix A.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) (A)  certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a Person who the transferor reasonably believes is a QIB and in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) after the expiration of the Distribution Compliance Period, outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and opinion of counsel as the Issuer shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix A, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.  (i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note. Such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act, and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.  In the case of a transfer of a beneficial interest in either the Regulation S Global Note (to the extent provided in Section 2.3(d) of this Appendix A) or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

4

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Regulation S Global Note.  (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) or another available exemption, (5) to an IAI purchasing for its own account, or for the account of an IAI, in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Notes to the effect that such transfer is being made to (1) a Person who the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.  In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

5

(ii)  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Notes to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.  If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS (1) IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY); AND (2) IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

6

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR OF A BENEFIT PLAN OR OTHER ARRANGEMENT THAT IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), INCLUDING ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

7

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes).

(iii)  After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)  Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v)  Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

8

(vi)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar  shall be affected by notice to the contrary.

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

9

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of the Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

(j)  Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note.  Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”).  Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may (A) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (III) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (IV) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged.  At the Issuer’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Issuer) to each Holder at such Holder’s address appearing in the Note Register.  Notwithstanding anything to the contrary in this Section 2.3, during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(j) shall be permitted without the prior written consent of the Issuer.  As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note that is a Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange.  The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate.  Upon such exchange of beneficial interests pursuant to this Section 2.3(j), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange.  The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

10

Section 2.4	Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.  In addition, any Affiliate of the Issuer or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Issuer or Trustee.

11

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  Subject to the provisions of Section 2.4(b) of this Appendix A, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

12

EXHIBIT A
[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of this Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of this Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of this Indenture]

CUSIP [                     ]

ISIN [                     ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

8.5% Senior Notes due 2018

No. ___	$[●]

DARLING INTERNATIONAL INC.

DARLING INTERNATIONAL INC. promises to pay to [CEDE & CO.]2 or registered assigns $_______ (_______ Dollars) [(as the same may be revised from time to time on the Schedule of Exchanges of Interests in the Global Note attached hereto)]3 on [__________] [__], 20[__].

Interest Payment Dates:  June 15 and December 15

Record Dates:  [__________] [__] and [__________] [__]

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
________________________

1	Rule 144A Note CUSIP: [___________]
Rule 144A Note ISIN:   [___________]
Regulation S Note CUSIP:  [___________]
Regulation S Note ISIN:  [___________]
IAI Note CUSIP:  [___________]
IAI Note ISIN:  [___________]
[CUSIP for Unrestricted Global Note:  [_________]]
[ISIN for Unrestricted Global Note:  [_________]]

2	Insert in Global Notes

3	Insert in Global Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
DARLING INTERNATIONAL INC.
By
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
By:
Authorized Signatory

Dated:

[Reverse Side of Note]

8.5% Senior Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Darling International Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 8.5% per annum until maturity [and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below]4.  The Issuer shall pay interest [and Additional Interest, if any, on this Note that may be entitled to Additional Interest under the Registration Rights Agreement]5 semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date with respect to this Note shall be [June 15, 2011]6. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [December 17, 2010]7.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest[, including Additional Interest, if any,]8 (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Issuer shall pay interest on this Note to the Persons who are registered Holders of this Note at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds to the registered Holder of such Global Note or its nominee shall be required with respect to principal, premium, if any, and interest[, including Additional Interest, if any,]9 on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account at least 30 days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

___________________________

4	Insert in all Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

5	Insert in all Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

6	Insert other applicable date for all Notes other than the Initial Notes.

7	Insert other applicable date for all Notes other than the Initial Notes.

8	Insert in all Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

9	Insert in all Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

3.             PAYING AGENT AND REGISTRAR.  Initially, [Name of Trustee], the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

4.             INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of December 17, 2010 (the “Indenture”), among Darling International Inc., the Subsidiary Guarantors from time to time party thereto and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 8.5% Senior Notes due 2018.  The Issuer shall be entitled to issue Additional Notes pursuant to, and subject to, Section 2.01 and 4.09 of the Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. All terms used in the Notes that are defined in the Indenture shall have the meaning assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.             DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer shall not be required to register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection.

7.             PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.             AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented, and the provisions thereof may be subject to waiver, as provided in the Indenture.

9.             DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.           AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

[11.          ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest.]10

12.           GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.           CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to the Issuer at the following address:

c/o Darling International Inc.
251 O’Connor Ridge Blvd
Suite 300
Irving, Texas 75039
Fax No.: (972) 281-4449
Attention: Executive Vice President–Finance and Administration

_______________________________

10	Insert in all Notes that may be entitled to Additional Interest under the Registration Rights Agreement.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:  __________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

 (Print or type assignee’s name, address and zip code)
and irrevocably appoint _________________________________________________________
to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐
inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐
outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Subsidiary Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE
PURSUANT TO SECTION 2.3(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐
the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act of 1933.

Dated:
Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                                ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:
Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Darling International Inc.
251 O’Connor Ridge Blvd
Suite 300
Irving, Texas 75039
Fax No.: (972) 281-4449
Email: [jmuse@darlingii.com]
Attention: [John O. Muse]

In care of
Darling International Inc.
251 O’Connor Ridge Blvd
Suite 300
Irving, Texas 75039
Fax No.: (972) 281-449
Email: [jmuse@darlingii.com]
Attention: [John O. Muse]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] principal amount of the 8.5% Senior Notes due 2018 (the “Notes”) of Darling International Inc. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

B-1

2.  We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:	,

by:

B-2

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS1

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Darling International Inc., a Delaware corporation (the “Issuer”), the Issuer and [Name of Trustee], as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December [17], 2010, providing for the issuance of an unlimited aggregate principal amount of 8.5% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Subsidiary Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

3.             Releases.  The Guarantee of the Guaranteeing Subsidiary shall be unconditionally released and discharged as provided in Section 10.06 of the Indenture.

4.             No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
__________________

1	To be modified in the event the Supplemental Indenture is delivered by more than one Subsidiary Guarantor.

C-1

6.             Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

10.           Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Subsidiary Guarantee are knowingly made in contemplation of such benefits.

11.           Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 10.06 of the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DARLING INTERNATIONAL INC.
By
By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]
By
By:
Name:
Title:

[NAME OF TRUSTEE], as Trustee
By
By:
Name:
Title:

SCHEDULE I

None.

SCHEDULE II

1.	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Butler, Kentucky).

2.	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Henderson, Kentucky).

3.	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Pendleton County, Kentucky).

4.	Ground Lease, dated as of December 17, 2010, by and between Martom Properties, LLC and Griffin Industries, Inc. (Hinds County, Mississippi).